August 3, 2022

FOR ADDITIONAL INFORMATION

Media	Investors
Dave Rau	Randy Hulen	Christopher Turnure
Corporate Media Relations	VP, Investor Relations and Treasurer	Director, Investor Relations
(614) 493-8657	(219) 647-5688	(614) 404-9426
drau@nisource.com	rghulen@nisource.com	cturnure@nisource.com

NiSource reports Second quarter 2022 results

•2022 guidance and long-term earnings growth reaffirmed
•Renewable generation projects remain on target with previously revised in-service dates
•Steady progress on regulatory agenda continues with settlement approved in NIPSCO gas rate case and settlement discussions in Ohio and Pennsylvania
•Fall Investor Day expected in November, focused on extending NiSource’s growth plan
•Safety, reliability, customer affordability and sustainability remain top priorities

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the three months ended June 30, 2022 of $53.2 million, or $0.12 diluted earnings per share, compared to net income available to common shareholders of $46.5 million, or $0.11 diluted earnings per share, for the same period of 2021. For the six months ended June 30, 2022, on a GAAP basis NiSource's net income available to common shareholders was $466.2 million, or $1.06 diluted earnings per share, compared to net income available to common shareholders of $328.2 million, or $0.80 diluted earnings per share, for the same period of 2021.

NiSource also reported non-GAAP net operating earnings available to common shareholders of $53.9 million, or $0.12 diluted earnings per share, for the three months ended June 30, 2022, compared to non-GAAP net operating earnings available to common shareholders of $52.6 million, or $0.13 diluted earnings per share, for the same period of 2021. For the six months ended June 30, 2022, NiSource's non-GAAP net operating earnings available to common shareholders was $382.6 million, or $0.87 diluted earnings per share compared to non-GAAP net operating earnings available to common shareholders of $357.4 million, or $0.88 diluted earnings per share, for the same period of 2021. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

“The NiSource team's focus on safety and operational excellence will continue to drive our plans for growth and sustainability, while providing the reliable service our customers deserve,” said Lloyd Yates, president and CEO. “The U.S. Commerce department's pause on solar panel tariffs gives us more confidence and clarity on the revised renewable project timelines. We expect these renewable investments and the flexibility of our mitigation plan to provide the path to meeting our commitment to deliver 7 - 9% compound annual growth in non-GAAP NOEPS from 2021 through 2024. The team also continues its advancement of our regulatory execution that drives benefits to our stakeholders. I’m excited about our organization and our executive team, and I look forward to extending our growth plan at an Investor Day planned for November.”

Reaffirming 2022 and long-term financial guidance

Consistent with its near and long-term growth commitments, NiSource reaffirms its 2022 non-GAAP diluted net operating earnings per share (NOEPS) guidance of $1.42 to $1.48.

NiSource also continues to expect non-GAAP diluted NOEPS to grow by 7 to 9 percent, from 2021's full year results of $1.37 through 2024, on a compound annual growth rate basis, including near-term annual growth of 5 to 7 percent through 2023. NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather and other unusual and infrequent items included in GAAP results.

Renewable generation transition

The company remains on track to make capital investments totaling approximately $10 billion during the 2021-2024 period. Capital investments for renewable projects of approximately $2.0 billion are expected, primarily between 2022 and 2024, with any remainder expected in 2025. In total, capital investments are expected to drive compound annual rate base growth of 10 to 12 percent for each of the company's businesses through 2024.

NiSource expects to be coal free by 2026-2028, with renewable generation providing reliable energy while saving customers money over the long term. Schahfer Generating Station’s remaining two coal units are expected to retire by the end of 2025, with Michigan City Generating Station retiring between 2026-2028.

Environmental impact targets update

The company continues to make strong progress toward its environmental goals and is on target to reach them. They include:
•Reduce scope 1 greenhouse gas emissions 90% (from 2005 levels) by 2030
•Achieve 50% reduction (from 2005 levels) in methane emissions from gas mains and services by 2025

Second quarter 2022 and recent business highlights

Electric operations
Northern Indiana Public Service Company's (NIPSCO) Indiana Crossroads Solar and Dunns Bridge Solar I projects continue to advance construction toward being in service in the first half of 2023.

NiSource's first ever Green Bond issuance raised $350 million, closing on June 10, 2022. The proceeds from the issuance are intended to be used to buy out the developer for NIPSCO’s 302-megawatt Indiana Crossroads Wind project and 102-megawatt Rosewater Wind project.

Gas distribution operations
NIPSCO received an order approving the settlement agreement in its rate case, providing a revenue increase of approximately $72 million annually, with new rates effective in September 2022 and March 2023. This balanced outcome demonstrates a positive path toward continued investments in essential resources that will support safe operations, upgrading aging infrastructure and enhancing the customer experience.

Columbia Gas of Ohio has requested to reschedule hearings in its rate case until October to facilitate continued settlement discussions. The company has requested an increase of $221.4 million, net of the Capital Expenditure Program (CEP) and Infrastructure Replacement Program (IRP) riders.

Columbia Gas of Pennsylvania is also engaging in settlement discussions its rate case. The case requests additional revenues of $82.2 million, which are intended to further upgrade and replace gas lines for the long-term safety of customers and communities. It also seeks to provide additional energy efficiency options while balancing costs.

Columbia Gas of Virginia's rate case is progressing. The company requests an increase in annual revenues of approximately $40.6 million, net of the SAVE tracker, to continue safety and modernization investments.

Columbia Gas of Maryland filed a rate case on May 13. It seeks to further upgrade and replace portions of the company's underground natural gas distribution pipelines. If approved, the proposed rate adjustments would not go into effect until the end of 2022

Additional information for the quarter ended June 30, 2022, is available on the Investors section of www.nisource.com, including segment and financial information and our presentation to be discussed at the company's second quarter 2022 earnings conference call scheduled for August 3, 2022 at 11 a.m. ET.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. The content of these websites is not incorporated by reference into this document or any report or document NiSource files with the SEC. NI-F

Forward-Looking Statements
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity-attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with or changes in applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, and matters set forth in Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, which is a non-GAAP financial measure as defined by the Securities and Exchange Commission’s (SEC) Regulation G. The company includes this measure because management believes it permits investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between this measure and its GAAP equivalent due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except per share amounts)	2022	2021	2022	2021
GAAP Net Income Available to Common Shareholders	$53.2	$46.5	$466.2	$328.2
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	(8.3)	(6.1)	(11.3)	2.9
FAC adjustment(1)	8.0	—	8.0	—
Operating Expenses:
Greater Lawrence Incident	—	1.2	—	7.0
Plant retirement costs	—	8.6	—	8.6
NiSource Next initiative(2)	1.2	4.6	2.7	14.3
Massachusetts Business related amounts(3)	—	—	(105.0)	6.9
Total adjustments to operating income	0.9	8.3	(105.6)	39.7
Income Taxes:
Tax effect of above items(4)	(0.2)	(2.2)	22.0	(10.5)
Total adjustments to net income	0.7	6.1	(83.6)	29.2
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$53.9	$52.6	$382.6	$357.4
Diluted Average Common Shares	440.2	422.9	440.8	408.5
GAAP Diluted Earnings Per Share(5)	$0.12	$0.11	$1.06	$0.80
Adjustments to diluted earnings (loss) per share	—	0.02	(0.19)	0.08
Non-GAAP Diluted Net Operating Earnings Per Share(5)	$0.12	$0.13	$0.87	$0.88
(1)Represents fuel costs deemed over-collected from customers through the FAC mechanism and ordered to be refunded to customers.
(2)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(3)2022 represents proceeds from a property insurance settlement related to the Greater Lawrence Incident. 2021 primarily represents final net working capital adjustments to the purchase price for the loss incurred on the sale of the Massachusetts Business.
(4)Represents income tax expense calculated using the statutory tax rates by legal entity.
(5)The Non-GAAP diluted NOEPS numerator is equal to net operating earnings available to common shareholders adjusted for add-backs for interest expense incurred, net of tax, related to Series A Equity Unit purchase contracts. The add-backs for the three months ended June 30, 2022 and 2021 were $0.5M and $0.4M, respectively. The add-back for the six months ended June 30, 2022 and 2021 were $1.0M and $0.4M, respectively.